U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor

New York, NY 10174

(Address of principal executive offices)

Telephone: (917) 368-8480

Facsimile: (917) 368-8005

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2016, we entered into separate agreements (the “Share Issuance Agreements”) with two of our executive officers and two consultants, under which Share Issuance Agreements each counterparty agreed to discharge amounts owed to them in respect of fees due, in the case of one executive, from our subsidiaries SurePure Operations A.G. (“SPOAG”) and SurePure Marketing South Africa Pty. Ltd. (“SPMSA”), in the case of the other executive, consulting fees due from SPOAG, in the case of one of the consultants, consulting fees due from SPOAG, and in the case of the other consultant, consulting fees due from us, in each case in exchange for the issuance of shares of our Common Stock, par value $0.001 per share (“Common Stock”). In each case, shares of our Common Stock were valued at $0.20 per share for purposes of determining the number of shares to be issued under the three agreements. We issued an aggregate of 2,716,000 shares of Common Stock in these transactions to obtain the discharge of $543,202 of liabilities from our consolidated balance sheet.

Specifically, Guy Kebble, a member of our board of directors and our Chief Executive Officer, discharged us from $150,000 of the amount of $179,780 owed to him by SPOAG in respect of fees accrued and unpaid as of July 31, 2016, and $50,000 owed to him by SPMSA in respect of fees accrued and unpaid as of July 31, 2016, all in exchange for 1,000,000 shares of our Common Stock; Stephen Robinson, a member of our board of directors and our Chief Financial Officer and a director, discharged us from approximately $157,200 of the total amount of approximately $217,900 owed in respect of fees for services accrued and unpaid as of July 31, 2016 in exchange for 786,008 shares of our Common Stock; Christophe Joveniaux, a consultant to SPOAG, discharged us from $150,000 of the total amount of $235,978 owed in respect of fees accrued and unpaid as of July 31, 2016, in exchange for 750,000 shares of our Common Stock; and ProActive Capital Resources Group LLC (“PACR”), our investor relations agent, discharged us from $36,000 of fees owed by us under an agreement, dated August 26, 2013, in exchange for 180,000 shares of our Common Stock.

Under the Share Issuance Agreements, each of the officers and consultants released us from any obligations owed to them except the balance of fees owed to them, which totaled approximately $176,000 as of July 31, 2016. Since we do not have sufficient working capital to pay the fees to these three individuals or the fees due to PACR in cash on a current basis, we and the individuals and we and PACR may agree in the future to discharges of fees accruing in the future in exchange for shares of Common Stock.

We sold and issued the shares of Common Stock to the three individuals without registration under the exemption from registration provided by Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and to PACR without registration under the exemption from registration provided by Regulation D promulgated under the Securities Act. In the Share Issuance Agreements with the individuals, each such individual acknowledged that the shares were restricted securities and may not be resold in any transaction which involves any US person (as defined in Regulation S) or by any means of commerce connected to the United States. In the Share Issuance Agreement with PACR, PACR acknowledged that the shares were restricted securities and may not be resold in any transaction without an exemption from the registration requirements of the Securities Act. Under the Share Issuance Agreements, we provided each of the three individuals and PACR with certain rights to register for resale the shares issued to them under the Share Issuance Agreements during the period ending August 22, 2018 as part of certain registrations of other shares of Common Stock that we initiate.

Copies of the Share Issuance Agreements are attached as Exhibits 10.52, 10.53, 10.54 and 10.55 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.52	Agreement, dated August 22, 2016, by and among SurePure, Inc., SurePure Operations AG and SurePure Marketing South Africa Pty. Ltd., and Guy Kebble

10.53	Agreement, dated August 22, 2016, by and among SurePure, Inc., SurePure Operations AG and Stephen Robinson

10.54	Agreement, dated August 22, 2016, by and among SurePure, Inc., SurePure Operations AG and Christophe Joveniaux

10.55	Agreement, dated August 22, 2016, by and among SurePure, Inc. and ProActive Capital Resources Group LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: August 25, 2016	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.52	Agreement, dated August 22, 2015, by and among SurePure, Inc., SurePure Operations AG and SurePure Marketing South Africa Pty. Ltd., and Guy Kebble

10.53	Agreement, dated August 22, 2015, by and among SurePure, Inc., SurePure Operations AG and Stephen Robinson

10.54	Agreement, dated August 22, 2015, by and among SurePure, Inc., SurePure Operations AG and Christophe Joveniaux

10.55	Agreement, dated August 22, 2016, by and among SurePure, Inc. and ProActive Capital Resources Group LLC